Exhibit 10.1

BINDING LETTER OF INTENT
FOR ACQUISITION OF
TITLE BEVERAGE DISTRIBUTION COMPANY BY BLUE GEM ENTERPRISES

The purpose of the Letter of Intent (“LOI”)  to follow is to set forth certain understandings and certain binding commitments between BLUE GEM ENTERPRISES (“BGE”) and ALLAN SEPE, ROBERT FRIEDOPFER, and RONNY HALPERIN, (each a “Shareholder” and collectively, the “Shareholders) with respect to a proposed transaction pursuant to which Title Beverage Distribution Company, a Florida corporation (“Title”) will merge into BGE (the “Merger”).

The terms of the Merger will be more particularly set forth in a Plan of Merger and additional definitive agreements (collectively “Definitive Agreements”) to be mutually agreed upon by the parties.  This Letter outlines the proposed transaction based on each party’s present understanding of the agreement.

1.	Title Beverage Distribution Company is a Florida corporation, which has authorized 250,000,000 common shares.

2.	As of the date of this LOI, the Shareholders collectively own 100% of the issued and outstanding shares of Title and the number of shares they hold are as follows:

i.	Allan Sepe 80,000,000 shares
ii.	Robert Friedopfer 10,000,000 shares
iii.	Ronny Halperin 10,000,000 shares

3.	BGE will acquire all of the shares owned by each Shareholder so that Title will merge into BGE.

4.	In exchange for the shares of Title owned by the Shareholders, BGE will issue to each Shareholder 0.42 shares of BGE common stock for each share of Title

5.
The directors and officers of BGE immediately following the merger shall remain the same as the directors and officers of BGE prior to the merger until the next annual special meeting of the BGE shareholders:

6.	BGE shall be the surviving corporation and Title shall cease to exist. All the assets and liabilities of Title and BGE shall, following the Merger, be deemed to be transferred to BGE.

7.	Each company shall make the appropriate filings with their respective Secretaries of State.

8.	Immediately prior the merger, BGE shall re-domesticate to the State of Florida.

9.
The Merger shall be effective immediately upon filing of the Articles of Merger with the respective Secretaries of State, which shall take place as soon as practicable following the execution of this LOI and completion of the audit of BGE.

ACKNOWLEDGED AND AGREED THIS ______ DAY OF December, 2009.

BLUE GEM ENTERPRISE

By: ____________________________________

_________________________________________
ALLEN SEPE

_________________________________________
ROBERT FRIEDOPFER

_________________________________________
RONNY HALPERIN